Exhibit 99.1

The Glimpse Group Appoints Dr. Tamar Elkeles to its Board of Directors

Veteran Technology Executive Brings Strong Growth and Organizational Experience

NEW YORK, NY, April 30, 2024 -- The Glimpse Group, Inc. (“Glimpse”) (NASDAQ: VRAR, FSE: 9DR), a diversified Immersive Technology platform company providing enterprise-focused Virtual Reality, Augmented Reality and Spatial Computing software and services, has appointed Dr. Tamar Elkeles to its Board as an independent director effective April 29, 2024.

Dr. Elkeles has nearly 30 years of experience in the high technology industry. She was the Chief Learning Officer at Qualcomm from 1992-2015. Afterward, she served in senior executive positions at several technology companies and investment firms. Dr. Elkeles recently served on the Board of Directors of GP Strategies Corporation, an NYSE company until its sale to Learning Technologies Group, a London Stock Exchange company. She currently serves on the Board of Directors of OpenSesame and on the Board of Advisors of the Forbes School of Business & Technology at The University of Arizona. Dr. Elkeles also serves as a strategic advisor to several start-up companies in the technology sector. She holds both an M.S. and Ph.D. in Organizational Psychology.

Dr. Elkeles replaces Jeff Meisner, Glimpse’s Chief Revenue Officer, who is retiring from the Board effective April 29, 2024 and is expected to retire from the Company in July 2024.

Dr. Elkeles commented: “I am excited about the emerging opportunities for immersive technologies in the enterprise, corporate and educational market. I believe that there are wide applications for this technology across enterprise learning and education. I am looking forward to using my experience and expertise to enable Glimpse to further grow and expand within these markets. I believe that it is a pivotal time for immersive technologies and that Glimpse is at the forefront of the industry, and as such I am honored to join the Board and contribute to the growth of the Company”.

Lyron Bentovim, President & CEO of Glimpse said: “We welcome Dr. Elkeles and are very pleased to add someone of her caliber, organizational and business skill-set and experience serve on our Board.”

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR, FSE: 9DR) is a diversified Immersive technology platform company, providing enterprise-focused Virtual Reality, Augmented Reality and Spatial Computing software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com